UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2010

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed, on June 9, 2010, Allscripts-Misys Healthcare Solutions, Inc. (which has changed its name to Allscripts Healthcare Solutions, Inc.) (“Allscripts”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eclipsys Corporation, a Delaware corporation (“Eclipsys”), and Arsenal Merger Corp, a Delaware corporation and wholly-owned subsidiary of Allscripts (“Merger Sub”). On August 24, 2010, Merger Sub was merged with and into Eclipsys (the “Merger”), with Eclipsys surviving the Merger and becoming a wholly owned subsidiary of Allscripts. Pursuant to the terms of the Merger Agreement, each outstanding share of Eclipsys common stock, other than shares held by Eclipsys in its treasury, by any wholly owned subsidiary of Eclipsys, by Allscripts or by any wholly owned subsidiary of Allscripts, was converted into the right to receive 1.2 shares (the “Exchange Ratio”) of Allscripts common stock (plus cash in lieu of fractional shares). Additionally, each outstanding Eclipsys stock option, restricted stock award, restricted stock unit, deferred stock unit and performance stock unit award was converted into an Allscripts option, restricted stock award, restricted stock unit, deferred stock unit or performance stock unit award, as the case may be, with appropriate adjustments to the number of shares subject to the award and, if applicable, the per share exercise price to reflect the Exchange Ratio.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Allscripts’ Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2010 and is incorporated herein by reference.

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of Allscripts, Eclipsys and Merger Sub. The Merger Agreement is not intended to provide any other factual information about Allscripts, Eclipsys or Merger Sub. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Allscripts, Eclipsys or Merger Sub. Investors should read the Merger Agreement together with the other information concerning Allscripts and Eclipsys that each company publicly files in reports and statements with the SEC.

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 24, 2009 and pursuant to the Merger Agreement, Eugene Fife, Edward Kangas and Philip Pead were appointed to the Board of Directors to hold office until the next annual meeting of stockholders. Mr. Kangas will serve on Allscripts’ Audit and Compensation Committees and Mr. Fife will serve on the Nominating and Governance Committee. In addition, pursuant to the Fourth Amended and Restated Certificate of Incorporation of Allscripts, Messrs. Kangas and Fife will serve on the Eclipsys Nominating Committee.

In connection with the Merger Agreement, on June 9, 2010, Philip Pead entered into an employment agreement with Allscripts (the “Employment Agreement”), which became effective upon the closing of the Merger. The terms of the Employment Agreement were previously reported in Allscripts’ Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 14, 2010 and the Employment Agreement was filed as Exhibit 10.1 thereto.

In connection with the transactions contemplated by the Merger Agreement, Eclipsys has established the Eclipsys Corporation Incentive Retention Plan (the “Plan”). The purpose of the Plan is to retain certain highly qualified individuals in the employment of the combined company after the Merger and motivate such individuals to achieve post-Merger performance objectives. Effective upon the closing of the Merger, the Plan will be administered by the Allscripts Compensation Committee. Mr. Philip Pead, together with other employees of Eclipsys, will participate in the Plan. The Plan awards for Mr. Pead consist of (i) cash awards equal to a potential maximum of $843,750; and (ii) awards of performance-based restricted shares of Eclipsys common stock equal to a potential maximum of 54,189 shares. Like other shares of Eclipsys stock outstanding, each share of the restricted stock will be exchanged for 1.2 shares of Allscripts common stock in connection with the Merger. The cash awards vest in six equal installments on the following dates: on the date of the closing of the Merger and on the dates that are 6, 12, 16, 20 and 24 months after the closing of the Merger. One-half of the performance-based restricted shares are eligible to vest in each of the years ended September 30, 2011 and 2012; actual vesting depends upon the achievement of certain cost synergies and the booking of new integrated deals as established by the Compensation Committee, and no shares will vest if specified minimum performance levels are not achieved. Mr. Pead’s awards also will vest upon a termination due to death or disability, and termination by the company without cause and by the participant for good reason. Awards not previously vested are forfeited upon termination of employment for any other reason.

5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 23, 2010, the Board of Directors approved a change of fiscal year end from May 31 to December 31. As a result of this change, Allscripts will file (i) a quarterly report on Form 10-Q for the three and nine month periods ending September 30, 2010 and 2009 and (ii) an annual report on Form 10-K for the seven month transition period ending on December 31, 2010.

8.01	Other Events

Pursuant to the previously announced Framework Agreement dated as of June 9, 2010, as amended, between Allscripts and Misys plc (“Misys”), upon closing of the Merger, Misys notified Allscripts that it is exercising its right to require Allscripts to repurchase from Misys or one or more of its subsidiaries 5,313,807 shares of Allscripts common stock for an aggregate purchase price of $101.6 million, with a closing scheduled within five business days.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of business acquired

The required financial statements for Eclipsys called for by Item 9.01(a) were included in Allscripts’ Current Reports on Form 8-K filed on June 9, 2010 and August 10, 2010.

(b)	Pro forma financial information

The required pro forma financial information called for by Item 9.01(b) was included in Allscripts’ Current Report on Form 8-K filed on August 10, 2010.

(d)	Exhibits

Exhibit Number	Description
2.1	The Agreement and Plan of Merger, dated June 9, 2010, by and among Allscripts-Misys Healthcare Solutions, Inc., Arsenal Merger Corp. and Eclipsys Corporation is incorporated by reference from Allscripts’ Current Report on Form 8-K filed on June 9, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: August 24, 2010	By:	/s/ William J. Davis
William J. Davis
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	The Agreement and Plan of Merger, dated June 9, 2010, by and among Allscripts-Misys Healthcare Solutions, Inc., Arsenal Merger Corp. and Eclipsys Corporation is incorporated by reference from Allscripts’ Current Report on Form 8-K filed on June 9, 2010